Exhibit 99.1
Financial Contact: James S. Gulmi, +1-615-367-8325
Media Contact: Claire S. McCall, +1-615-367-8283
GENESCO TO RECONVENE SHAREHOLDER MEETING
ON CHARTER AMENDMENT
NASHVILLE, Tenn., Sept. 24, 2007 — Genesco Inc. (NYSE:GCO) today announced that it will reconvene the special meeting of shareholders initially convened on September 17, 2007. The special meeting of shareholders will be reconvened on October 4, 2007 at 11:00 a.m., local time, at Genesco’s executive offices, located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, to approve and adopt a charter amendment that would permit the redemption of Genesco’s Employees’ Subordinated Convertible Preferred Stock following the completion of the merger between the Company and a wholly-owned subsidiary of The Finish Line, Inc. that was previously approved by the Company’s shareholders. The approval and adoption of the charter amendment is not a condition to the completion of the merger. Shareholders of record as of the close of business on August 6, 2007 are entitled to notice of and to vote at the reconvened special meeting.
About Genesco:
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,050 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website http://www.genesco.com.
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Important Additional Information Filed with the SEC:
     In connection with the proposed charter amendment, on August 13, 2007, Genesco filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE CHARTER AMENDMENT AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Genesco at the Securities and Exchange Commission’s Web site at http://www.sec.gov/. The definitive proxy statement and such other documents may also be obtained for free from Genesco by directing such request to Genesco, Office of the Secretary, 1415 Murfreesboro Road, Nashville, Tennessee 37217, telephone (615) 367-7000.
     Genesco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed charter amendment. Information concerning the interests of Genesco’s participants in the solicitation, which may be different than those of Genesco shareholders generally, is set forth in Genesco’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the charter amendment.
Cautionary Note Regarding Forward-Looking Statements:
     Certain statements contained in this release regard matters that are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings
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that have been or may be instituted against Genesco and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to satisfy conditions to the completion of the merger, (4) the failure by The Finish Line, Inc. to obtain the necessary debt financing arrangements set forth in commitment letters they received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger. Our business is also subject to a number of risks generally such as: (1) changing consumer preferences; (2) the companies’ inability to successfully market their footwear, apparel, accessories and other merchandise; (3) price, product and other competition from other retailers (including internet and direct manufacturer sales); (4) the unavailability of products; (5) the inability to locate and obtain favorable lease terms for the companies’ stores; (6) the loss of key employees; (7) general economic conditions and adverse factors impacting the retail athletic industry; (8) management of growth; and (9) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere, in our SEC filings, copies of which may be obtained by contacting the investor relations department of Genesco via our website www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this transcript are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.